Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


Check the appropriate box:

|X| Preliminary information statement  |_| Confidential, for Use of the
                                           Commission Only (as permitted by Rule
|_| Definitive information statement       14c-5(d)(2))


                          U.S. Opportunity Search, Inc.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)


     Payment of Filing Fee (Check the appropriate box):

     |X|  $125 per Exchange Act Rules 0-11(c)(ii), or 14c-5(g).

     |_|  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

                         U. S. OPPORTUNITY SEARCH, INC.
                                  44 Kean Road
                          Short Hills, New Jersey 07078


 Notice of Action by Written Consent approved by the Majority of Stockholders on
                                October 18, 1996


To the Stockholders of U. S. Opportunity Search, Inc.:

     Notice is hereby given that an Action by Written Consent was approved on October 18, 1996 by a majority of the stockholders of U.S. Opportunity Search, Inc. (the "Company") including its Chief Executive Officer and majority stockholder to change the name of the Company to Milestone Scientific Inc.

     Only stockholders of record at the close of business on October 18, 1996 are entitled to notice of the Action by Written Consent. The Company is not soliciting proxies.


Dated: October __, 1996



                                       By Order of the
                                       Board of Directors


                                       Stephen A. Zelnick, Secretary


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

                         U. S. OPPORTUNITY SEARCH, INC.

                        PRELIMINARY INFORMATION STATEMENT

     This Information Statement is being furnished to holders of Common Stock, $.001 par value per share ("Common Stock") of U.S. Opportunity Search, Inc. (the "Company") in connection with an Action by Written Consent pursuant to Sections 228 and 242 of the Delaware General Corporation Law approved by the holders of a majority of the Company's outstanding Common Stock on October 18, 1996. The said Action approved an amendment to the Company's Certificate of Incorporation, changing the Company's name to Milestone Scientific Inc. The new name will better describe the Company's business, which is to manufacture, market and sell products for use by healthcare providers. The address of the Company's principal executive offices is 44 Kean Road, Short Hills, New Jersey, 07078.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

     The approximate date on which this Information Statement will be mailed to Shareholders is October __, 1996.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     At the Record Date the Company had outstanding approximately 4,550,000 shares of Common Stock, par value $.001 per share. Each share outstanding entitles the holder thereof to one vote.

     The Board of Directors has fixed the close of business on October 18, 1996 as the record date (the "Record Date") for the determination of stockholders entitled to notice of the Action by Written Consent.

     The following table sets forth certain information as of October 15, 1996 with respect to the beneficial ownership of the Company's Common Stock by (I) each stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, (II) each director of the Company, and (III) all of the Company's executive officers and directors as a group of five persons.

                                   Common Shares Beneficially Owned
Name and Address (1)               Number of Shares             Percent of Class

Leonard Osser                      2,405,000(2)                            52.9%
Giovanni Montoncello                  10,000(3)                              .2%
Michael J. McGeehan                   10,000(3)                              .2%
David Sultanik                        10,000(3)                              .2%
Stephen A. Zelnick                   115,000(4)                             2.5%
All directors and officers as
  a group (5 persons)              2,550,000                               55.6%

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(1)  The addresses of the persons named in this table are as follows: Leonard
     Osser, 44 Kean Road, Short Hills, New Jersey 07078; Giovanni Montoncello, via Agostino Bertani 2, Milan, Italy 20154; Michael J. McGeehan, 125 Middlesex Avenue, Piscataway, NJ 08854; David Sultanik, Sultanik, Elson & Krumholz, LLC, 154 South Livingston Avenue, Livingston, NJ 07039; Stephen
     A. Zelnick, Morse, Zelnick, Rose & Lander, LLP, 450 Park Avenue, New York, New York 10022.
(2) Consists of 1,586,000 held in the name of Leonard Osser, 800,000 shares held in the name of U.S. Asian Consulting Group, Inc., an affiliate of Mr. Osser, and 9,000 shares held by Guarantee and Trust Company for the benefit of U.S. Asian Consulting Group, Inc.
(3) Consists of 10,000 shares subject to stock options immediately exercisable at $5.375 per share.
(4) Includes 10,000 shares subject to stock options immediately exercisable at $5.375 per share and 100,000 shares as to which beneficial ownership is shared.


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